Prospectus Supplement (to Prospectus dated October 6, 2017)	Filed pursuant to Rule 424(b)(5) Registration No. 333-220549

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 18, 2018

PAVmed Inc.

Shares of Common Stock

We are offering shares of our common stock pursuant to this prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “PAVM.” On January 17, 2018, the last sale price of our common stock was $2.56 per share.

	Per Share	Total Amount
Public offering price	$	$
Underwriting discount(1)
Proceeds to us, before offering expenses
_____________________

(1)	See “Underwriting” for a fuller description of the compensation payable to the underwriter.

We have granted to the underwriter an option exercisable no later than 45 calendar days after the date of the underwriting agreement to purchase up to additional shares of common stock at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any. If the over-allotment is exercised in full, the total underwriting discount will be $ and the proceeds to us, before offering expenses, will be $ .

The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates is approximately $31.2 million, based on a last sale price of $4.44 per share of our common stock on November 20, 2017 and 7,035,886 outstanding shares of our common stock held by non-affiliates. As of the date hereof, excluding the securities offered hereby, none of our securities have been sold pursuant to General Instruction I.B.6 of Form S-3 during the preceding 12 months.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein or therein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The delivery of the shares to the purchasers is expected to occur on or about , 2017.

DAWSON JAMES SECURITIES, INC.

The date of this prospectus supplement is January , 2018.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (Registration No. 333-220549) we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in the base prospectus in one or more offerings with a maximum aggregate offering price of up to $75,000,000. The base prospectus provides you with a general description of us and the securities we may offer, some of which may not apply to this offering. Each time we sell securities using the base prospectus, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in the base prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus.

This prospectus supplement provides specific details regarding this offering of up to shares, including the offering price per share. To the extent there is a conflict between the information contained in this prospectus supplement and the base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the base prospectus and the documents we incorporate by reference herein and therein include important information about us and our common stock, and other information you should know before investing. You should read both this prospectus supplement and the base prospectus, together with the additional information in “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should not assume the information appearing in this prospectus supplement or the base prospectus is accurate as of any date other than the date on the front cover of the respective documents. You should not assume the information contained in the documents incorporated by reference in this prospectus supplement or the base prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since such date.

i

We have proprietary rights to trademarks used in this prospectus, including PAVmedTM, PortIOTM, CaldusTM, CarpXTM, NextCathTM, NextFloTM and “Innovating at the Speed of LifeTM.” Solely for our convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names.

ii

PROSPECTUS SUMMARY

This summary contains basic information about us but does not contain all of the information that is important to your investment decision. You should read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference. References in this prospectus supplement to “PAVmed,” the “Company” and “we,” “us” and “our” are to PAVmed Inc., a Delaware corporation, and its subsidiaries.

Except as otherwise noted, the information in this prospectus supplement assumes the sale of all of the shares offered hereby.

Company Summary

Overview

We are a highly-differentiated multi-product medical device company organized to advance a broad pipeline of innovative medical technologies from concept to commercialization. We employ a business model focused on capital efficiency and speed to market. Since our inception on June 26, 2014, our activities have focused on advancing the lead products in our pipeline towards regulatory approval and commercialization, while protecting our intellectual property, and strengthening our corporate infrastructure and management team.

Since our inception in June 2014, we have financed our operations principally through equity and debt financings, as further discussed below under “—Corporate History.”

The following is a brief overview of the products currently in our pipeline, including: CarpX, PortIO, NextCath, DisappEAR, NextFlo, and Caldus. Among other things, we have:

●	filed final nonprovisional patent applications for PortIO, CarpX, NextCath, and Caldus and acquired a patent and related patent applications (one of which was subsequently granted) for NextFlo and entered into a licensing agreement with a group of academic centers securing the worldwide rights in perpetuity to a family of patents and patent applications underlying the DisappEAR product;

●

advanced, in partnership with our design and contract manufacturing partners, our CarpX product from concept to working prototypes, completed successful benchtop and cadaver testing confirming the device consistently cuts the transverse carpal ligament, as well as commercial design and development, and performed pre-submission verification and validation testing; on November 27, 2017 we filed a 510(k) premarket notification submission with the FDA for our CarpX minimally invasive device designed to treat carpal tunnel syndrome;

●	advanced, in partnership with our design and contract manufacturing partners, our PortIO product from concept to working prototypes, benchtop, animal, and cadaver testing, commercial design and development, verification and validation testing, and an initial submission to the FDA for 510(k) market clearance for use in patients requiring 24-hour emergency type vascular access. After further discussion with the FDA, we have decided to pursue a broader clearance for use in patients with a need for vascular access up to seven days under section 513(f)2 of the Federal Food, Drug and Cosmetic Act, also referred to as de novo classification. We have filed with the FDA a pre-submission package and requested an in-person meeting regarding the submission and review. As we await a date, we will continue our planning and development of an initial commercialization strategy, in partnership with our medical advisors, focused on short-term applications in patients with poor venous access and future regulatory strategy focused on expanded, longer-term indications and other clinical applications;

S-1

●	engaged a design and contract manufacturing firm to design and develop the DisappEAR product in collaboration with our academic partners at Tufts University and Harvard Medical School; initiated transfer of laboratory process for creating silk ear tubes into a commercial setting, and begun testing and optimization of manufacturing processes;

●	engaged design and contract manufacturing firms with experience in extrusions which has completed initial design work on the first product in the NextCath product, and completed head-to-head testing of retention forces, comparing our working prototype to several competing products, which has validated our approach and advanced the commercial design and development process focusing on optimizing the self-anchoring helical portion as well as cost of materials and manufacturing processes; and

●	advanced the design and development of the NextFlo device, including a redesign which dramatically simplifies the product, lowers the projected cost of goods and expands its application to routine inpatient infusion sets, and completed benchtop testing of a working prototype demonstrating constant flows across the range of pressures encountered in clinical situations.

In addition:

●	we are evaluating which initial applications for our Caldus disposable tissue ablation technology to pursue from a clinical and commercial point-of-view, and will reinitiate development activity on this product once resources are available; in collaboration with our design, engineering and manufacturing partners we have completed proof of principle testing demonstrating we can deliver temperatures of >90C to a balloon catheter for at least 20 minutes of ablation time and histologically confirmed tissue necrosis in a wide variety of tissues and organs in a pig model; we are currently optimizing the design of the renal denervation balloon and catheter and enhancing the design of the infusion device to higher specifications including temperatures up to 140C and significantly higher flow rates;

●	we remain actively engaged with our full-service regulatory consulting partner who is working closely with our contract design, engineering and manufacturing partners as our products advance towards regulatory submission, clearance, and commercialization;

●	we are evaluating a number of product opportunities and intellectual property covering a spectrum of clinical conditions, which have been presented to us by clinician innovators and academic medical centers, for consideration of a partnership to develop and commercialize these products; we are also exploring opportunities to partner with larger medical device companies to commercialize our lead products as they move towards regulatory clearance and commercialization; we are evaluating strategic merger and acquisition opportunities which synergize with our growth strategy; and

●	we are exploring other opportunities to grow our business and enhance shareholder value through the acquisition of pre-commercial or commercial stage products and /or companies with potential strategic corporate and commercial synergies.

On December 17, 2016, we filed a 510(k) premarket notification submission with the FDA for our first product, the PortIO Intraosseous Infusion System relying upon substantial equivalence to a previously approved predicate device with an indication for use for up to 24 hours. The Company has been engaged with the FDA on the issue of substantial equivalence, including an in-person meeting in July 2017, and had submitted a response based on the FDA’s feedback which included narrower indications and inclusion of a needle in the kit. Despite these modifications, the FDA determined that PortIO is not substantially equivalent to the proposed predicate and encouraged the Company to instead pursue classification under section 513(f)(2) of the Federal Food, Drug, and Cosmetic Act, also referred to as de novo classification. The Company has decided to follow the FDA’s encouragement and pursue a de novo classification for PortIO under a broader indication, for up to seven days. In this regard, the Company filed its de novo pre-submission package with the FDA for PortIO on October 30, 2017.

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Corporate History

We were incorporated on June 26, 2014 in the State of Delaware under the name PAXmed Inc. In April 2015, we changed our name to PAVmed Inc.

Our business address is One Grand Central Place, 60 East 42nd Street, Suite 4600, New York, New York 10165, and our telephone number is (212) 949-4319. Our corporate website is www.PAVmed.com. The information contained on, or that can be assessed through, our corporate website is not incorporated by reference into this prospectus supplement and you should not consider information on our corporate website to be part of this prospectus supplement or in deciding whether to purchase our securities.

Initial Public Offering

In January 2016, the registration statement on Form S-1 (File No. 333-203569) for our initial public offering, or “IPO,” was declared effective by the SEC. On April 28, 2016, we consummated our IPO of 1,060,000 units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock. The units were sold at an offering price of $5.00 per unit, generating gross proceeds of $5.3 million, and net cash proceeds of $4.2 million, after deducting cash selling agent discounts and commissions and offering expenses. Upon consummation of our IPO, our outstanding warrants issued prior to our IPO automatically converted into warrants identical to those issued in our IPO. We refer to the warrants issued in our IPO and the warrants issued prior to our IPO collectively as “Series W Warrants.” On July 27, 2016, the shares of common stock and Series W Warrants included in the units began trading separately on the Nasdaq Capital Market under the symbols “PAVM” and “PAVMW,” respectively, and the units ceased trading. The Series W Warrants have an exercise price of $5.00 per share, subject to adjustment in the event of stock dividends, stock splits and similar transactions. The Series W Warrants expire on January 29, 2022, or earlier upon redemption.

Preferred Stock Financings

On January 26, 2017, we entered into a Securities Purchase Agreement, pursuant to which we agreed to issue and sell to investors up to an aggregate of $3,000,000 of units at a price of $6.00 per unit, each unit consisting of one share of Series A Convertible Preferred Stock, or “Series A Preferred Stock,” and one of our Series A Warrants. At closings which took place on January 26, 2017, January 31, 2017 and March 8, 2017, 422,838 of units were sold for aggregate gross proceeds of approximately $2.5 million.

The Series A Preferred Stock presently has a conversion price of $4.97 per share. The Series A Warrants have an exercise price of $6.61 per share, are currently exercisable and expire on April 30, 2024. Each Series A Warrant also is exchangeable, at the option of the holder, for four Series X Warrants. The Series X Warrants will have an exercise price of $6.00 per share, will become exercisable on October 31, 2018 and will expire on April 30, 2024, or earlier upon redemption. No Series X Warrants have been issued to date. The conversion price of the Series A Preferred Stock and the exercise price of the Series A Warrants are subject to adjustment in the event of stock dividends, stock splits and similar transactions, and are subject to weighted average anti-dilution adjustment based on certain subsequent equity sales. The conversion price of the Series A Preferred Stock and the exercise price of the Series A Warrants would be adjusted to $         per share and $         per share, respectively, if we sell all of the shares offered hereby.

On August 4, 2017, we entered into a Securities Purchase Agreement, pursuant to which we agreed to issue and sell to investors up to an aggregate of $600,000 of units at a price of $4.00 per unit, each unit consisting of one share of Series A-1 Convertible Preferred Stock, or “Series A-1 Preferred Stock,” and one Series A-1 Warrant. At a closing which took place on August 4, 2017, 125,000 units were sold for aggregate gross proceeds of $500,000.

S-3

The Series A-1 Preferred Stock has a conversion price of $4.00 per share. The Series A-1 Warrants have an exercise price of $6.67 per share, are currently exercisable and expire on April 30, 2024. Each Series A-1 Warrant also is exchangeable, at the option of the holder, for either (i) five Series W Warrants or (ii) four Series X-1 Warrants. The Series X-1 Warrants will have an exercise price of $6.00 per share, will become exercisable on October 31, 2018 and will expire on April 30, 2024, or earlier upon redemption. No Series X-1 Warrants have been issued to date. The conversion price of the Series A-1 Preferred Stock and the exercise price of the Series X Warrants, Series A-1 Warrants and Series X-1 Warrants are subject to adjustment in the event of stock dividends, stock splits and similar transactions, but are not subject to anti-dilution adjustment based on subsequent equity sales.

On November 17, 2017, we completed an exchange of with the holders of 154,837 of the shares of Series A Preferred Stock and 154,837 of the Series A Warrants, pursuant to which such holders received 1.5 shares of Series A-1 Preferred Stock for each tendered share of Series A Preferred Stock and one Series A-1 Warrant for each tendered Series A Warrant. We sometimes refer to this exchange as the “Series A exchange.”

Note Financing

On June 30, 2017, we entered into a Note and Securities Purchase Agreement with Scopia Holdings, LLC, or “Scopia.” Effective July 3, 2017, we consummated the sale of securities pursuant to the agreement, upon the issuance by us of a 15.0% senior secured promissory note with a principal amount of $5,000,000 to Scopia; the issuance by us of an aggregate of 2,660,000 Series S Warrants to purchase shares of our common stock to Scopia and its designees; and the delivery by Scopia to us of $4.8 million in cash, representing the principal amount of the secured promissory note net of Scopia’s costs. The Series S Warrants have an exercise price of $0.01 per share, subject to adjustment in the event of stock dividends, stock splits and similar transactions. The Series S Warrants expire on June 30, 2032.

Recent Developments

Offer to Exercise Warrants

We are offering the holders of our Series W Warrants the opportunity to exercise their warrants at a temporarily reduced exercise price of $2.00 per share of common stock. The offer is being conducted pursuant to the SEC’s tender offer rules. The offer began on January 11, 2018 and will extend to February 8, 2018, subject to extension at our sole discretion. As of the date hereof, there are 10,567,845 of our Series W Warrants outstanding. However, there can be no assurance that any of the Series W Warrants will be exercised in the offer. We sometimes refer to this offer as the “offer to exercise warrants.”

Rights Offering

We have filed a registration statement related to a rights offering. Pursuant to the rights offering, we intend to distribute to the holders of outstanding shares of our common stock as of a record date to be determined in the future, as a dividend, one transferable right for each outstanding share. We expect that each right will entitle its holder to purchase one unit, consisting of one share of common stock and one Series Z Warrant, at an exercise price of $2.25 per unit, for a period of 30 days. We expect that each Series Z Warrant will entitle its holder to purchase one share of common stock, at an exercise price of $3.00 per share, for a period of six years. We anticipate that the units will trade for 90 days, at which point they will mandatorily split and their underlying shares of common stock and Series Z Warrants will trade separately. However, there can be no assurance that the rights offering will be completed on the terms set forth above, or at all. We sometimes refer to the rights offering as the “proposed rights offering.”

S-4

The Offering

Common Stock Offered	shares

Public Offering Price	$

Common Stock Outstanding After the Offering	shares(1)

Use of Proceeds	We intend to use the net proceeds we receive from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-15.

Risk Factors	See the section entitled “Risk Factors” beginning on page S-3 for a discussion of factors you should consider carefully before deciding to invest in our common stock.
Nasdaq Capital Market Symbol for Common Stock	PAVM

(1)	Based on 14,551,234 shares of common stock issued and outstanding as of the date hereof. This amount does not take into account the proposed rights offering or the shares of common stock underlying our outstanding preferred stock, options and warrants as of the date hereof:

●	301,416 shares of common stock issuable upon conversion of our Series A Preferred Stock;

●	268,001 shares of common stock issuable upon exercise of outstanding Series A Warrants. In addition, the holders of the Series A Warrants are entitled to exchange each such warrant for four Series X Warrants, as described above;

●	357,259 shares of common stock issuable upon conversion of our Series A-1 Preferred Stock;

●	279,837 shares of common stock issuable upon exercise of outstanding Series A-1 Warrants. In addition, the holders of the Series A-1 Warrants are entitled to exchange each such warrant for either (i) five Series W Warrants, or (ii) four Series X-1 Warrants, as described above;

●	1,473,640 shares of common stock issuable upon exercise of outstanding Series S Warrants;

●	10,567,845 shares of common stock issuable upon exercise of outstanding Series W Warrants;

●	53,000 shares of common stock and 53,000 Series W Warrants issuable upon exercise of the unit purchase option granted to the selling agents of our IPO, with an exercise price of $5.50 for each unit of one share of common stock and one Series W Warrant;

●	1,936,924 shares of common stock issuable upon exercise of outstanding stock options, with a weighted average exercise price of $5.19 per share; or

●	1,515,011 shares that have been reserved for issuance in connection with future grants under our equity incentive plan.

Except as otherwise noted, the information in this prospectus supplement assumes no exercise by the underwriter of its over-allotment option.

S-5

RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risk factors relating to an investment in our company set forth below, in the accompanying base prospectus and in our SEC filings, including our annual report on Form 10-K for the fiscal year ended December 31, 2016 and in our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, which are incorporated herein by reference. You should carefully consider all such material risks before you decide to invest in our company.

Risks Related to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-6 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The offering price per share of our common stock being offered is substantially higher than the net tangible book value per share of our outstanding common stock. As a result, the investor purchasing shares of our common stock in this offering will incur immediate dilution of $ per share (or $ per share, assuming the over-allotment option is exercised in full), after giving effect to the sale of an aggregate of shares of our common stock at a public offering price of $ per share, and after deducting the underwriting discount and estimated offering expenses payable by us. See “Dilution” on page S-7 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

We will require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our research, development, sales and marketing activities. We will need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop our product candidates. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock.

A substantial number of shares of our common stock may be sold in this offering, in the offer to exercise warrants and in the proposed rights offering, which could cause the price of our common stock to decline.

In this offering we are selling shares of common stock, which represents approximately % of our outstanding common stock as of , 2018 after giving effect to the sale of the shares of common stock in this offering. In addition, we are conducting the offer to exercise warrants and intend to complete the proposed rights offering. The sale of shares to be issued in this offering, in the offer to exercise warrants and in the proposed rights offering, and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

S-6

There can be no assurance that we will complete the proposed rights offering, and even if the rights offering is completed, only shareholders on the record date, which will not be established until a future date, will receive the rights.

We expect to conduct the proposed rights offering promptly following the expiration of the offer to exercise warrants. Only shareholders on the record date we establish for the rights offering will receive the rights, and we do not intend to establish the record date until the offer to exercise the warrants is completed. We further expect that each right will entitle its holder to purchase one unit, consisting of one share of common stock and one Series Z Warrant, at an exercise price of $2.25 per unit, for a period of 30 days, and that each Series Z Warrant will entitle its holder to purchase one share of common stock, at an exercise price of $3.00 per share, for a period of six years. However, there can be no assurance that we will complete the proposed rights offering on the terms set forth above, or at all. In addition, even if we complete the rights offering, only shareholders on the record date, which will not be established until a future date, will receive the rights. As such, investors in this offering may not receive the rights if we do not complete the rights offering or if the investors no longer hold the shares of common stock purchased in this offering on the record date.

S-7

NOTE ON FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference herein and therein that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference herein and therein may include, for example, statements about our:

●	proposed rights offering;

●	offer to exercise warrants;

●	limited operating history;

●	ability to generate revenue;

●	ability of our products to achieve regulatory approval and market acceptance;

●	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	expectation that our existing capital resources will be sufficient to enable us to successfully meet the capital requirements for all of our current and future products;

●	potential ability to obtain additional financing when and if needed;

●	ability to sustain status as a going concern;

●	ability to protect our intellectual property rights;

●	ability to complete strategic acquisitions;

●	ability to manage growth and integrate acquired operations;

●	potential liquidity and trading of our securities;

●	regulatory or operational risks;

●	estimates regarding expenses, future revenue, capital requirements and needs for additional financing; or

●	expectations regarding the time during which we will be an Emerging Growth Company under the JOBS Act.

The forward-looking statements contained in this prospectus supplement, in the accompanying base prospectus and in the documents incorporated by reference herein and therein are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described in “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

S-8

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the shares in this offering will be $ (or $ if the over-allotment option is exercised in full), after deducting an aggregate underwriting discount of $ (or $ if the over-allotment option is exercised in full) and other estimated offering expenses payable by us. We intend to use the net proceeds we receive from this offering for working capital and other general corporate purposes. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities.

S-9

CAPITALIZATION

The following table sets forth our cash position and capitalization as of September 30, 2017,as follows:

●	on a historical actual basis,

●

on a pro forma basis, upon giving effect to the following transactions occurring after September 30, 2017: (i) the exercise of an aggregate of 1,186,360 Series S Warrants, including: 1,064,00 Series S Warrants exercised for cash proceeds of $10,640, and the issuance of a corresponding number of shares of common stock of the Company; and, a total of 122,360 Series S Warrants exercised on a cashless basis, resulting in the issuance of 122,080 shares of common stock of the Company; and, (ii) a total of 18,8334 shares of Series A Preferred Stock converted into 22,093 shares of common stock of the Company.

●

on a pro forma as adjusted basis after this offering, after giving effect to (i) the exercise of Series S Warrants and conversion of Series A Preferred Stock, as discussed in “pro forma basis” above; and, (ii) the issuance by us of shares of common stock of the Company offered hereby at an average offering price of $ per share, less an underwriting discount and estimated offering expenses payable by us, and not assuming the election of the over-allotment option.

You should read this table together with our consolidated financial statements and notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and the other financial information, all as incorporated by reference in this prospectus supplement or the accompanying base prospectus, from our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2016, and our quarterly reports on Form 10-Q for the quarterly period ended March 31, 2017, June 30, 2017, and September 30, 2017.

	Historical		Pro Forma
	Actual	Pro Forma	As Adjusted
	(unaudited)	(unaudited)	(unaudited)

Cash	$3,111,456	$3,122,096	$

Senior Secured Note, net of $3,417,233 unamortized debt discount	$1,582,767	$1,582,767	$

Preferred Stock par value $0.001, 20,000,000 shares authorized; Series A Convertible Preferred Stock, par value $0.001, 422,838 shares issued and outstanding on a historical actual basis at September 30, 2017	—	—

Stockholders’ Deficit Series A-1 Convertible Preferred Stock, par value $0.001, 125,000 shares issued and outstanding on a historical actual basis at September 30, 2017	189,550	189,550

Common stock, par value $0.001; 50,000,000 shares authorized, 13,343,061 shares issued and outstanding on a historical actual basis at September 30, 2017	13,343	14,551

Additional paid-in capital	12,157,358	12,223,075
Accumulated deficit	(18,273,448)	(18,273,448)
Total Stockholders’ (Deficit) Equity	(5,913,197)	(5,846,272)

Total Capitalization	$(4,330,430)	$(4,263,505)	$

The foregoing table does not take into account the shares of common stock underlying our outstanding Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, stock options, warrants, and unit purchase options, as set forth in footnote 1 in “Prospectus Summary – The Offering.” The foregoing table also does not take into account the Series A exchange, the offer to exercise warrants, or the proposed rights offering, each as described in “Prospectus Summary – Company Summary,” as their impact cannot be determined as of the date hereof.

S-10

DILUTION

If you invest in our shares, your ownership interest will be diluted to the extent of the difference between the price you paid per share of common stock in this offering and the net tangible book value per share of our common stock after this offering. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

Our net tangible book value as of September 30, 2017 was approximately $(5.9) million, or approximately $(0.44) per share of common stock.

Our pro forma net tangible book value as of September 30, 2017 would have been approximately $(5.9) million, or approximately $(0.41) per share of common stock, after giving effect to the following transactions occurring after September 30, 2017: (i) the exercise of an aggregate of 1,186,360 Series S Warrants, including: 1,064,00 Series S Warrants exercised for cash proceeds of $10,640, and the issuance of a corresponding number of shares of common stock of the Company; and, a total of 122,360 Series S Warrants exercised on a cashless basis, resulting in the issuance of 122,080 shares of common stock of the Company; and, (ii) a total of 18,8334 shares of Series A Preferred Stock converted into 22,093 shares of common stock of the Company.

Our pro forma as adjusted net tangible book value as of September 30, 2017 would have been approximately $       million, or $       per share of common stock, after giving effect to the exercises of the Series S Warrants, the conversion of Series A Preferred Stock and the sale by us of all        shares in this offering at an offering price of $       per share, and after deducting the aggregate underwriting discount and other estimated offering expenses payable by us, and assuming no exercise of the over-allotment option. This represents an immediate increase in net tangible book value of $       per share to existing stockholders and an immediate dilution of $       per share to new investors in this offering

The following table illustrates this dilution on a per share basis for investors purchasing shares in this offering:

Public offering price per share in this offering		$
Pro forma net tangible book value per share as of September 30, 2017	$(0.41)
Increase in net tangible book value attributable to this offering
Pro forma as adjusted net tangible book value per share as of September 30, 2017
Dilution per share to new investors in this offering		$

Assuming the underwriter exercises its over-allotment option in full, the pro forma as adjusted increase in net tangible book value on September 30, 2017 would be $       per share and the dilution per share to new investors in this offering would be $       per share. In addition, if we issue additional shares of our common stock in the future, you may experience further dilution.

The calculations above are based on 13,343,061 shares of common stock outstanding on September 30, 2017 on a historical actual basis, 14,551,234 shares of common stock outstanding as of September 30, 2017 on a pro forma basis, and        shares of common stock outstanding as of September 30, 2017 on a pro forma as adjusted basis (or        shares of common stock, if the over-allotment option is exercised in full), after giving effect to the sale the shares in this offering.

The foregoing table does not take into account the shares of common stock underlying our outstanding Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, stock options, warrants, and unit purchase options, as set forth in footnote 1 in “Prospectus Summary – The Offering.” The foregoing table also does not take into account the Series A exchange, the offer to exercise warrants, or the proposed rights offering, each as described in “Prospectus Summary – Company Summary,” as their impact cannot be determined as of the date hereof.

S-11

DESCRIPTION OF COMMON STOCK

Upon consummation of the offering, assuming the sale of all of the shares offered hereby, shares of common stock will be outstanding (or         shares if the over-allotment is exercised in full). In addition, we have shares of common stock underlying our shares of preferred stock, options and warrants that are either outstanding or issuable upon exercise of, or in exchange for, outstanding securities, as set forth in footnote 1 in “Prospectus Summary – The Offering.” For a more complete description of our common stock, please see “Description of Capital Stock” in the accompanying base prospectus.

S-12

UNDERWRITING

We have entered into an underwriting agreement with Dawson James Securities, Inc., as underwriter, with respect to the common stock subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of shares of common stock provided below opposite their respective names.

Underwriters	Number of Shares
Dawson James Securities, Inc.

Total

The underwriter is offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. Because the underwriter has agreed to purchase the shares of common stock on a “firm-commitment basis,” the underwriter is obligated to take and pay for all of the shares of common stock if any shares of common stock are taken. However, the underwriter is not required to take or pay for the shares of common stock covered by the underwriter’s over-allotment option described below.

Over-Allotment Option

We have granted to the underwriter an option exercisable no later than 45 calendar days after the date of the underwriting agreement to purchase up to additional shares of common stock at the public offering price per share, less underwriting discounts and commissions. The underwriter may exercise this option for 45 days from the date of this prospectus solely to cover sales of shares of common stock by the underwriter in excess of the total number of shares of common stock set forth in the table above. If any of these additional shares of common stock are purchased, the underwriter will offer the additional shares of common stock on the same terms as those on which the shares of common stock are being offered. We will pay the expenses associated with the exercise of the over-allotment option.

Discounts, Commissions and Expenses

The underwriter has advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $ per share.

The following table shows the underwriting discounts and commissions payable to the underwriter by us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option to purchase additional shares of common stock.

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price	$
Underwriting discounts and commissions payable by us	$
Proceeds to us, before expenses	$

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $ .

We have agreed to reimburse the “road show,” legal and diligence expenses incurred by the underwriter, up to a maximum amount of $45,000, and to reimburse its “blue sky” fees and expenses, up to $15,000.

S-13

We have agreed that the underwriter shall be entitled to the above fees with respect to any public or private offering or other financing or capital-raising transaction of any kind to the extent that such financing or capital is provided to us by investors whom the representative had introduced to us, if such financing is consummated within the six-month period following the completion of this offering. However, the number of institutional investors which are subject to this fee will be limited to thirty (30) investors specified in writing by the underwriter, and in any event this fee shall not apply to transactions with certain specified investors.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-up Agreements

We, our officers, directors and certain of our shareholders have agreed, subject to limited exceptions, for a period of 90 days after the date of the underwriting agreement, such period being referred to as the “Lock-Up Period”, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriter.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any covered short position by either exercising their over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which it may purchase such securities through the over-allotment option. If the underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when a security originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

S-14

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriter make any representations that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, the underwriter and/or its affiliates may in the future provide various investment banking and other financial services for us for which services they would receive, customary fees. Except for services provided in connection with this offering, the underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus and we do not expect to retain the underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus. Although we and Dawson James Securities, Inc. do not believe there are any control relationships between us, a registered representative of Dawson James Securities, Inc. is the brother-in-law of Ira Scott Greenspan, one of our directors.

Listing and Transfer Agent

Our common stock is traded on the Nasdaq Capital Market under the symbol “PAVM.”

The transfer agent for our common stock to be issued in this offering is Continental Stock Transfer & Trust Company, located at 17 Battery Place, New York, New York 10004.

S-15

LEGAL MATTERS

The validity of the securities offered will be passed on for us by Graubard Miller, New York, New York. Graubard Miller and its partners own warrants to purchase shares of our common stock, which represent, in the aggregate, beneficial ownership of less than 1% of our common stock. Schiff Hardin LLP is acting as counsel for the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of PAVmed Inc. and Subsidiary as of and for the years ended December 31, 2016 and 2015, which are incorporated in this prospectus by reference to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2016 have been so incorporated in reliance on the report of Citrin Cooperman & Company, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.pavmed.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the shares offered hereby:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 16, 2017, as amended by Amendment No. 1 to our annual report on Form 10-K/A filed on April 10, 2017;

●	our quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2017 filed with the SEC on May 22, 2017, for the fiscal quarter ended June 30, 2017 filed with the SEC on August 11, 2017 and for the fiscal quarter ended September 30, 2017 filed with the SEC on November 14, 2017;

●	our current reports on Form 8-K filed with the SEC on February 1, 2017, February 23, 2017, March 13, 2017, March 22, 2017, April 4, 2017, April 11, 2017, July 6, 2017, August 8, 2017, October 3, 2017, October 6, 2017 and December 29, 2017;

●	our proxy statement on Schedule 14A filed with the SEC on August 30, 2017; and

●	our registration statement on Form 8-A filed on January 28, 2016, registering our common stock under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to PAVmed Inc., One Grand Central Place, Suite 4600, New York, New York 10165, telephone number (212) 949-4319. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

S-16

Prospectus

PAVmed Inc.

$75,000,000

COMMON STOCK, PREFERRED STOCK, WARRANTS,

DEBT SECURITIES AND UNITS

We will offer and sell from time to time shares of common stock, shares of preferred stock, warrants, debt securities and/or units comprised of one or more of the other classes of securities offered hereby, at an aggregate initial offering price not to exceed $75,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will provide the specific terms of the securities to be sold in a prospectus supplement.

We may sell the securities directly to investors, to or through underwriters or dealers or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities.

Our common stock is listed for trading on the NASDAQ Capital Market under the symbol “PAVM.” Our warrants issued in our initial public offering completed in April 2016, or the “IPO Warrants,” are listed for trading on the NASDAQ Capital Market under the symbol “PAVMW.” On September 18, 2017, the last reported sale prices of our common stock and the IPO Warrants were $7.36 and $2.30, respectively. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates is $39,975,919, based on a last sale price of $8.59 per share of our common stock on September 14, 2017 and 4,653,774 outstanding shares of our common stock held by non-affiliates. As of the date hereof, excluding the securities offered hereby, none of our securities have been sold pursuant to General Instruction I.B.6 of Form S-3 during the preceding 12 months.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 9 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 6, 2017

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or in the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

References in this prospectus to “PAVmed,” the “Company,” and “we,” “us” and “our” refer to PAVmed Inc., a Delaware corporation, and its subsidiaries.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” below and appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement.

Our Company

We are a highly-differentiated multi-product medical device company organized to conceive, develop and commercialize a diversified pipeline of innovative products we believe address unmet clinical needs and possess attractive market opportunities. Our goal is to enhance and accelerate value creation by employing a business model focused on capital and time efficiency. We intend to continuously explore promising ideas and opportunities that fulfill our project selection criteria without limiting ourselves to any target specialty or condition. Our current pipeline includes the following six lead projects, all of which are the subject of filed patent applications. One of these projects, NextFlo, also has two issued patents and one, DisappEAR is based on a family of patents and patent applications licensed from a group of academic centers. These projects are all in the development phase and have not yet received regulatory approval.

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●	PortIO: A novel long-term implantable intraosseous vascular access device with no indwelling intravascular component.

●	CarpX: Completely percutaneous device to treat carpal tunnel syndrome.

●	NextCath: Self-anchoring catheters which do not require suturing, traditional anchoring techniques or costly add-on catheter securement devices.

●	DisappEAR: Antibiotic-eluting resorbable ear tubes, developed from a proprietary aqueous silk technology.

●	NextFlo: Highly accurate disposable infusion pumps using stored potential energy and variable flow resistors.

●	Caldus: Completely disposable tissue ablation devices which can also be used for renal denervation to treat hypertension.

In addition to our six lead projects, we have developed a conceptual framework for additional projects. As is the case with our lead projects, these early development projects cover a wide range of clinical conditions and procedures, including sleep apnea, extracorporeal membrane oxygenation (ECMO), laparoscopic hernia repair, cardiac surgery, interventional cardiology and endotracheal intubation.

We were incorporated on June 26, 2014 in the State of Delaware under the name PAXmed Inc. In April 2015, we changed our name to PAVmed Inc. In January 2016, the registration statement on Form S-1 (File No. 333-203569) for our initial public offering, or our “IPO,” was declared effective by the SEC. On April 28, 2016, we consummated our initial public offering of 1,060,000 units, each unit consisting of one share of common stock and one IPO Warrant. The units were sold at an offering price of $5.00 per unit, generating gross proceeds of $5.3 million, and net cash proceeds of $4.2 million, after deducting cash selling agent discounts and commissions and offering expenses. Each IPO Warrant entitles the holder to purchase one share of common stock at $5.00 per share until January 29, 2022, or earlier upon redemption. Upon consummation of the IPO, our warrants originally issued prior to our IPO automatically became IPO Warrants.

Our business address is One Grand Central Place, Suite 4600, New York, New York 10165, and our telephone number is (212) 949-4319. Our corporate website is www.pavmed.com. The information contained on or that can be assessed through our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus or in deciding whether to purchase our securities.

The Securities We May Offer

We may offer up to $75,000,000 of common stock, preferred stock, warrants, debt securities and/or units comprised of one or more of the foregoing classes of securities, in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share ratably in our net assets legally available for distribution to stockholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred stock.

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Preferred Stock

Our preferred stock will have such designations, rights and preferences as may be determined from time to time by our board of directors, without stockholder approval. We have summarized some of the general terms and provisions of the preferred stock that we may issue in “Description of Capital Stock.” A prospectus supplement will describe the particular terms of any series of preferred stock offered from time to time, and may supplement or change the terms outlined below.

Warrants

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other class of security offered hereby. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Warrants.” A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below.

Debt Securities

We may offer any combination of senior debt securities or subordinated debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. We have summarized some of the general terms and provisions of the debt securities that we may issue in “Description of Debt Securities.” A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below.

Units

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. We have summarized some of the general terms and provisions of the units that we may issue in “Description of Units.” A prospectus supplement will describe the particular terms of any units offered from time to time, and may supplement or change the terms outlined below.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus. Potential investors also should read and consider the risks and uncertainties discussed under the item “Risk Factors” in our annual report on Form 10-K and our quarterly reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

NOTE ON FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and in the documents incorporated by reference in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus may include, for example, statements about our:

●	limited operating history;

●	ability to generate revenue;

●	ability of our products to achieve regulatory approval and market acceptance;

●	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	expectation that our existing capital resources will be sufficient to enable us to successfully meet the capital requirements for all of our current and future products;

●	potential ability to obtain additional financing when and if needed;

●	ability to sustain status as a going concern;

●	ability to protect our intellectual property rights;

●	ability to complete strategic acquisitions;

●	ability to manage growth and integrate acquired operations;

●	potential liquidity and trading of our securities;

●	regulatory or operational risks;

●	estimates regarding expenses, future revenue, capital requirements and needs for additional financing; or

●	expectations regarding the time during which we will be an Emerging Growth Company under the JOBS Act.

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The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described in “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for working capital and other general corporate purposes. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

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DESCRIPTION OF CAPITAL STOCK

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law, or “DGCL,” relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

We are authorized to issue 50,000,000 shares of common stock, par value $0.001, and 20,000,000 shares of preferred stock, par value $0.001.

In addition, as of September 18, 2017, we had outstanding:

●	13,331,211 shares of our common stock.

●	422,838 shares of our Series A convertible preferred stock, or the “Series A Preferred,” and 125,000 shares of our Series A-1 convertible preferred stock, or the “Series A-1 Preferred.” The Series A Preferred and the Series A-1 Preferred are convertible into 508,422 shares and 125,000 shares of our common stock, respectively.

●	10,579,695 IPO Warrants, each entitling the holder to purchase one share of common stock at $5.00 per share and expiring on January 29, 2022.

●	422,838 Series A warrants, or the “Series A Warrants,” each entitling the holder to purchase one share of common stock at an initial exercise price of $6.65 per share and expiring on April 30, 2024, and125,000 Series A-1 warrants, or the “Series A-1 Warrants,” each entitling the holder to purchase one share of common stock at an initial exercise price of $6.67 per share and expiring on April 30, 2024. Each Series A Warrant and each Series A-1 Warrant is exchangeable through April 30, 2024 for four Series X redeemable warrants, or “Series X Redeemable Warrants.” Each Series X Redeemable Warrant is exercisable for one share of Common Stock at an initial exercise price of $6.00 per share.

●	2,660,000 Series S Warrants, or the “Series S Warrants,” each entitling the holder to purchase one share of common stock at an initial exercise price of $0.01 per share expiring on June 30, 2032.

●	Unit purchase options, or “UPOs,” entitling the holders thereof to purchase 53,000 units, each consisting of one share of common stock and one IPO Warrant, at an exercise price of $5.50 per unit.

●	Employee stock options entitling the holders thereof to purchase 1,921,924 shares of common stock at a weighted average exercise price of $5.19 per share.

Common Stock

Holders of common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. Our certificate of incorporation does not provide the common stock with any redemption, conversion or preemptive rights. All shares of common stock that are outstanding as of the date of this prospectus will be fully-paid and non-assessable.

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Preferred Stock

Our certificate of incorporation authorizes the issuance of blank check preferred stock. Accordingly, our board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of shares of our common stock. In addition, shares of preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. As of the date of this prospectus, we have authorized two series of preferred stock, the Series A Preferred and the Series A-1 Preferred.

The following outlines some of the general terms and provisions of the preferred stock that we may issue. A prospectus supplement will describe the particular terms of any preferred stock offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the certificate of designations that sets forth the terms of the particular preferred stock we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such form of certificate of designations. We urge you to read the form of certificate of designations and the additional description of the terms of the preferred stock included in the prospectus supplement.

If we offer a series of preferred stock, we will describe the specific terms of that series in a prospectus supplement, including:

●	the title of the series of preferred stock and the number of shares offered;

●	the price at which the preferred stock will be issued;

●	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

●	the voting rights of the preferred stock;

●	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

●	whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

●	the liquidation preference of the preferred stock; and

●	any additional rights, preferences and limitations of the preferred stock.

When the consideration for which the board of directors authorized the issuance of shares is received, the shares of preferred stock will be fully paid and nonassessable.

Series A Preferred Stock

On January 26, 2017, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, or the “Series A Certificate of Designation,” with the Delaware Secretary of State. The Series A Certificate of Designation fixes the rights, preferences, powers, restrictions and limitations of the Series A Preferred.

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Each share of Series A Preferred shall be convertible, at any time and from time to time, at the option of the holder thereof, into that number of shares of common stock determined by dividing the Stated Value (as defined in the Series A Certificate of Designation) of such share of Series A Preferred (which is $6.00) by the conversion price. The conversion price (which was initially $6.00, and was subsequently adjusted to $4.99) shall be adjusted in the event we (i) pay a stock dividend or otherwise make a distribution or distributions payable in shares of common stock on shares of common stock or any other Common Stock Equivalents (as defined in the Series A Certificate of Designation) (which, for avoidance of doubt, shall not include any shares of common stock issued by us upon conversion of, or payment of a dividend on, the Series A Preferred), (ii) subdivide outstanding shares of common stock into a larger number of shares, (iii) combine (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares, or (iv) issue, in the event of a reclassification of shares of the common stock, any shares of our capital stock. In addition, the conversion price is subject to weighted average anti-dilution protection. This protection is intended to compensate the holders of the Series A Preferred Stock for the dilution they will sustain if we issue shares of common stock or Common Stock Equivalents, such as convertible securities or warrants, having a purchase price per share of common stock which is less than the conversion price in effect immediately prior to such issuance. Weighted average anti-dilution takes account of the number of shares of common stock being issued, or deemed to have been issued in the case of convertible securities, options and warrants, in relation to the then outstanding shares of common stock, and the price at which such shares are issued or deemed issued. The application of weighted average anti-dilution protection reduces the conversion price and increases the number of shares of common stock issuable upon conversion of the Series A Preferred.

The holders of Series A Preferred shall be entitled to receive, when, as and if declared by our board of directors cumulative dividends at the rate of 8% per annum of the Stated Value per share of Series A Preferred per annum. Such dividends shall accrue and cumulate whether or not we have earnings or surplus, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by our board of directors. All accumulated and unpaid dividends shall compound quarterly at the rate of 8% of the Stated Value per annum. Through the Dividend Payment Date (as defined in the Series A Certificate of Designation) of April 1, 2021, the dividends shall be payable in-kind in additional shares of Series A Preferred, rounded up to the nearest whole share. For Dividend Payment Dates occurring after the April 1, 2021 Dividend Payment Date, such dividends shall be paid at our option in any combination of shares of Series A Preferred, cash or shares of common stock. If we determine to pay any dividends in shares of common stock, the number of shares of common stock payable shall be equal to the quotient of (i) the amount of the dividend per share of Series A Preferred to be paid in shares of common stock and (ii) the average of the volume weighted average price per share for the ten (10) consecutive Trading Days (as defined in the Series A Certificate of Designation) ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date determined as of the Dividend Payment Date.

The holders of Series A Preferred shall have no voting rights. However, as long as any shares of Series A Preferred are outstanding, we shall not, without the affirmative vote of holders representing at least two-thirds of the then outstanding shares of the Series A Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred or alter or amend the Series A Certificate of Designation, (ii) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (iii) increase the number of authorized shares of Series A Preferred except as to pay dividends, (iv) create any class of equity security that would rank senior to the Series A Preferred as to dividends or rights in a Liquidation (as defined in the Series A Certificate of Designation), or (v) enter into any agreement with respect to any of the foregoing.

In the event of our voluntary or involuntary liquidation, dissolution or winding up or any Deemed Liquidation Event (as defined in the Series A Certificate of Designation), the holders of shares of Series A Preferred then outstanding shall be entitled to be paid out of our assets available for distribution to our stockholders before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred been converted into common stock in accordance with the Series A Certificate of Designation immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

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Series A-1 Preferred Stock

On August 4, 2017, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock, or the “Series A-1 Certificate of Designation,” with the Delaware Secretary of State. The Series A-1 Certificate of Designation fixes the rights, preferences, powers, restrictions and limitations of the Series A-1 Preferred.

Each share of Series A-1 Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof into that number of shares of common stock determined by dividing the Stated Value (as defined in the Series A-1 Certificate of Designation) of such share of Series A-1 Preferred (which is $4.00) by the conversion price. The conversion price is initially $4.00 and shall be adjusted in the event we (i) pay a stock dividend or otherwise make a distribution or distributions payable in shares of common stock on shares of common stock or any other Common Stock Equivalents (as defined in the Series A-1 Certificate of Designation) (which, for avoidance of doubt, shall not include any shares of common stock issued by us upon conversion of, or payment of a dividend on, the Series A-1 Preferred Stock), (ii) subdivide outstanding shares of common stock into a larger number of shares, (iii) combine (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares, or (iv) issue, in the event of a reclassification of shares of the common stock, any shares of our capital stock.

The holders of Series A-1 Preferred shall be entitled to receive, when, as and if declared by our board of directors, cumulative dividends at the rate of 8% per annum of the Stated Value per share of Series A-1 Preferred per annum. Such dividends shall accrue and cumulate whether or not we have earnings or surplus, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by our board of directors. All accumulated and unpaid dividends shall compound quarterly at the rate of 8% of the Stated Value per annum. Through the Dividend Payment Date (as defined in the Series A-1 Certificate of Designation) of April 1, 2021, the dividends shall be payable in-kind in additional shares of Series A-1 Preferred, rounded up to the nearest whole share. For Dividend Payment Dates occurring after the April 1, 2017 Dividend Payment Date, such dividends shall be paid at our option in any combination of shares of Series A-1 Preferred, cash or shares of common stock. If we determine to pay any dividends in shares of common stock, the number of shares of common stock payable shall be equal to the quotient of (i) the amount of the dividend per share of Series A-1 Preferred to be paid in shares of common stock and (ii) the average of the volume weighted average price per share for the ten (10) consecutive Trading Days (as defined in the Series A-1 Certificate of Designation) ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date determined as of the Dividend Payment Date.

The holders of Series A-1 Preferred shall have no voting rights. However, as long as any shares of Series A-1 Preferred are outstanding, we shall not, without the affirmative vote of holders representing at least two-thirds of the then outstanding shares of the Series A-1 Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series A-1 Preferred or alter or amend the Series A-1 Certificate of Designation, (ii) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (iii) increase the number of authorized shares of Series A-1 Preferred except as to pay dividends, (iv) create any class of equity security that would rank senior to the Series A-1 Preferred as to dividends or rights in a Liquidation (as defined in the Series A-1 Certificate of Designation), or (v) enter into any agreement with respect to any of the foregoing.

In the event of our voluntary or involuntary liquidation, dissolution or winding up or any Deemed Liquidation Event (as defined in the Series A-1 Certificate of Designation), the holders of shares of Series A-1 Preferred then outstanding shall be entitled to be paid out of our assets available for distribution to our stockholders before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A-1 Preferred been converted into common stock in accordance with the Series A-1 Certificate of Designation immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

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Series S Warrants

On June 30, 2017, we entered into a Note and Securities Purchase Agreement, or the “NSPA,” with Scopia Holdings, LLC, or “Scopia.” Effective July 3, 2017, we consummated the sale of securities pursuant to the NSPA, upon the issuance by us of a 15.0% senior secured promissory note with a principal amount of $5,000,000 to Scopia; the issuance by us of an aggregate of 2,660,000 Series S Warrants to purchase shares of our common stock to Scopia and its designees; and the delivery by Scopia to us of $4.8 million in cash, representing the principal amount of the secured promissory note net of Scopia’s costs. Each Series S Warrant is exercisable immediately for one share of common stock and will remain exercisable until June 30, 2032. The exercise price (which is $0.01) and number of shares of common stock issuable upon exercise of the Series S Warrants are subject to adjustment in the event of stock dividends, stock splits, pro rata distributions or similar events affecting the common stock. The Series S Warrants may also be exercised, in whole or in part, on a cashless basis. Any Series S Warrants outstanding on the expiration date of the warrants shall be automatically exercised via cashless exercise.

Series A Warrants

Each Series A Warrant is exercisable immediately for one share of common stock and will remain exercisable until April 30, 2024. The exercise price (which was initially $8.00 per share, and was subsequently adjusted to $6.65 per share) of the Series A Warrants is subject to weighted average anti-dilution protection which could cause the exercise price to decrease upon any issuances of shares of common stock or common stock equivalents at less than the current exercise price. No such reduction, however, shall cause the number of shares issuable upon exercise of a Series A Warrant to increase. Holders may exercise Series A Warrants by paying the exercise price in cash or, if at any time after February 4, 2017, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the Series A Warrants, then each Series A Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. In addition, each Series A Warrant can be exchanged through April 30, 2024 for four Series X Redeemable Warrants.

Series A-1 Warrants

Each Series A-1 Warrant is exercisable immediately for one share of common stock and will remain exercisable until April 30, 2024. The exercise price (which is $6.67) and number of shares of common stock issuable upon exercise of the Series A-1 Warrants are subject to adjustment in the event of stock dividends, stock splits or similar events affecting the common stock. Holders may exercise Series A-1 Warrants by paying the exercise price in cash or, if at any time there is no effective Registration Statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the Series A-1 Warrants, then each Series A-1 Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. In addition, each Series A-1 Warrant can be exchanged through April 30, 2024 for four Series X Redeemable Warrants.

Series X Redeemable Warrants

Each Series X Redeemable Warrant will be exercisable for one share of common stock at an exercise price of $6.00 per share, subject to adjustment, commencing at 9:00 a.m., New York City time, on the first trading day following October 31, 2018 and ending at 5:00 p.m., New York City time, on April 30, 2024, or earlier upon redemption. The Series X Redeemable Warrants have no anti-dilution protection.

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Holders may exercise Series X Redeemable Warrants by paying the exercise price in cash or, if at any time after July 26, 2017, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the Series X Redeemable Warrants, then each Series X Redeemable Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. At any time after April 30, 2019, we may at our option, redeem all, but not less than all, of the outstanding Series X Redeemable Warrants at a price of $0.01 per Series X Redeemable Warrant if the volume weighted average price per share of the common stock has been at least $18.00 (as adjusted for stock splits, stock dividends, or similar events) for twenty trading days out of the thirty trading day period ending three business days prior to the notice of redemption in addition to certain other conditions.

Each Series X Redeemable Warrant outstanding as of April 30, 2024 will be automatically exercised as a cashless exercise unless the exercise price of the Series X Redeemable Warrant (subject to adjustment as set forth in this prospectus) is greater than the volume weighted average price per share of common stock as of April 30, 2024.

We provide certain rights to a holder if we fail to deliver the shares of common stock underlying the Series X Redeemable Warrants by the third trading day after the date on which the holder of such warrant delivers a notice of exercise and the original warrant to us. If we fail to meet this deadline, then we must pay the holder for each trading day that elapses until the shares are delivered or until the holder rescinds the exercise of the Series X Redeemable Warrant a cash penalty between $10 and $20 for each $1,000 of shares subject to such exercise. Additionally, if we fail to deliver the shares to a holder by the prescribed date and the holder is required by its brokerage firm to purchase, or the holder’s brokerage firm purchases, shares of common stock to satisfy a prior sale of the shares by the holder, then we will (i) pay the amount lost by having to cover the sale and (ii) at the holder’s option (x) reissue the Series X Redeemable Warrant in an amount equal to the number of shares exercised by the holder thereby rescinding the prior exercise or (y) deliver shares of common stock to the holder that would have been issued if we had timely delivered the shares of common stock to the holder by the prescribed delivery date.

In the event of a stock dividend or stock split, the number of shares of common stock issuable on exercise of the Series X Redeemable Warrants will be adjusted, but the aggregate exercise price will remain unchanged.

If we declare or make a dividend or other distribution of its assets to holders of shares of common stock after a Series X Redeemable Warrant is issued, then the holder of a Series X Redeemable Warrant will be entitled to participate in such dividend or distribution as if they actually held the number of shares of common stock they would be entitled to if they had exercised their Series X Redeemable Warrant.

If we, directly or indirectly, in one or more related transactions enters into a Fundamental Transaction (as defined in the warrant agreement governing the Series X Redeemable Warrants), then upon the subsequent exercise of a Series X Redeemable Warrant, the holder (at its option) will be entitled to receive, for each share that would have been issuable upon the holder’s exercise of such warrant immediately prior to the Fundamental Transaction, the number of shares of common stock of the successor or surviving company or of us (if we survive the Fundamental Transaction) and any additional consideration receivable in connection with the Fundamental Transaction by a holder of the number of shares of common stock for which the Series X Redeemable Warrant is exercisable immediately prior to the Fundamental Transaction.

The Series X Redeemable Warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement will require the written consent of us and the holders of Series X Redeemable Warrants representing at least two-thirds of the shares of common stock issuable upon exercise of such Series X Redeemable Warrants in order to amend the terms of the Series X Redeemable Warrants. Under the terms of the warrant agreement, we will agree to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the Series X Redeemable Warrants until the expiration of the Series X Redeemable Warrants.

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IPO Warrants

Each IPO Warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below. Each IPO Warrant is currently exercisable and will expire on January 29, 2022 at 5:00 p.m., New York City time, or earlier upon redemption. However, no IPO Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the IPO Warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the IPO Warrants is not effective when the IPO Warrants become exercisable, IPO Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise IPO Warrants on a cashless basis in the same manner as if we called the IPO Warrants for redemption and required all holders to exercise their IPO Warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the IPO Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the IPO Warrants, multiplied by the difference between the exercise price of the IPO Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the trading day prior to the date of exercise. Pursuant to an agreement between us and our founders (HCFP/Capital Partners III LLC and Pavilion Venture Partners LLC, affiliates of certain of our officers and directors), the 8,083,049 IPO Warrants originally issued to our founders prior to our IPO shall be exercisable on a “cashless” basis in their hands.

We may redeem the outstanding IPO Warrants (other than those outstanding prior to our IPO held by our management, founders and members thereof, but including IPO Warrants originally issued to other investors prior to our IPO), at our option, in whole or in part, at a price of $0.01 per IPO Warrant:

●	at any time while the IPO Warrants are exercisable;

●	upon a minimum of 30 days’ prior written notice of redemption;

●	if, and only if, the volume weighted average price of our common stock equals or exceeds $10.00 (subject to adjustment) for any 20 consecutive trading days ending three business days before we send the notice of redemption, provided that the average daily trading volume in the stock is at least 20,000 shares per day; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such IPO Warrants.

The right to exercise will be forfeited unless the IPO Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of an IPO Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such IPO Warrant.

If we call the IPO Warrants for redemption as described above, we will have the option to require all holders that wish to exercise IPO Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the IPO Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the IPO Warrants, multiplied by the difference between the exercise price of the IPO Warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the shares of common stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of IPO Warrants. Whether we will exercise our option to require all holders to exercise their IPO Warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the IPO Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

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The IPO Warrants have been issued in registered form under a Warrant Agreement, or the “IPO Warrant Agreement,” between Continental Stock Transfer & Trust Company, or the “IPO Warrant Agent,” and us. The IPO Warrant Agreement provides that the terms of the IPO Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding IPO Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the IPO Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the IPO Warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The IPO Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the IPO Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of IPO Warrants being exercised. The IPO Warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their IPO Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the IPO Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no IPO Warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such IPO Warrant, a prospectus relating to the shares of common stock issuable upon exercise of the IPO Warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the IPO Warrants. Under the terms of the Warrant Agreement, we have agreed to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the IPO Warrants until the expiration of the IPO Warrants.

No fractional shares will be issued upon exercise of the IPO Warrants. If, upon exercise of the IPO Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the IPO Warrant holder.

Unit Purchase Options

On April 28, 2016, we issued the UPOs to the selling agents in our IPO. The UPOs provide for the purchase of 53,000 units at an exercise price of $5.50 per unit. Each unit covered by the UPOs is identical to the units sold in our IPO and consists of one share of common stock and one IPO Warrant.

Dividends

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

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Limitation on Directors’ Liability and Indemnification

Our certificate of incorporation provides that no director of ours will be personally liable to us or any of our stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the DGCL nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to us or our stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit. This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our certificate of incorporation and bylaws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that we may indemnify to the fullest extent permitted by law all employees. Our bylaws provide that, if authorized by our board of directors, we may indemnify any other person whom it has the power to indemnify under section 145 of the DGCL. We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. We also maintain directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Anti-Takeover Provisions

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

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Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

●	increase or decrease the aggregate number of authorized shares of such class;

●	increase or decrease the par value of the shares of such class; or

●	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Classified Board. Our board of directors is divided into three classes. The number of directors in each class is as nearly equal as possible. Directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of the board when compared to a corporation with an unclassified board. It may take two annual meetings for our stockholders to effect a change in control of the board, because in general less than a majority of the members of the board will be elected at a given annual meeting. Because our board is classified and our certificate of incorporation does not otherwise provide, under Delaware law, our directors may only be removed for cause.

Vacancies in the Board of Directors. Our certificate of incorporation and bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director elected to fill a vacancy resulting from the death, resignation or removal of a director shall hold office until the expiration of the term of the director whose death, resignation or removal created the vacancy.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called by the directors, or the president or the chairman, and shall be called by the secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Listing

Our common stock and IPO Warrants are traded on the NASDAQ Capital Market under the symbols “PAVM” and “PAVMW”, respectively. As of the date of this prospectus, no other class of capital stock that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

Transfer Agent and Registrar and Warrant Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement. The warrant agent for our IPO Warrants is Continental Stock Transfer & Trust Company. The warrant agent for any class of warrants, if any, will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other security offered hereby. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock, preferred stock or other class of security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares and price of common stock or preferred stock, or the designation and number or amount of other debt securities, that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. Further information regarding the trustee may be provided in the prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement. We urge you to read the indentures, the applicable indenture supplement and the additional description of the debt securities in the prospectus supplement.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The indentures might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

●	the person to whom any interest on a debt security of the series will be paid;

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●	the rate or rates at which the debt securities will bear interest;

●	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, debt securities, preferred stock and common stock or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

●	any addition to or change in the covenants in the indentures; and

●	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.

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Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

●	the depositary is unwilling or unable to continue as depositary; or

●	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or “Exchange Act,” or other applicable statute or regulation.

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The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

●	the successor assumes our obligations under the debt securities and the indentures; and

●	we meet the other conditions described in the indentures.

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Events of Default

Each of the following will constitute an event of default under each indenture:

●	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

●	failure to pay any principal or deposit any sinking fund payment when due;

●	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

●	events of bankruptcy, insolvency or reorganization; and

●	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

●	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

●	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

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In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of notes;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

●	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

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●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.

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PLAN OF DISTRIBUTION OF SECURITIES

We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers or a single purchaser; or

●	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a rights offering;

●	exercises of warrants or other rights;

●	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the “Securities Act,” to or through a market maker or into an existing trading market on an exchange or otherwise;

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

●	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

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Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account, but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers or agents could make sales in an “at-the-market” offering, directly on the NASDAQ Capital Market, the existing trading market for our common stock, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

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Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Passive Market Making

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the common stock, which is quoted on the NASDAQ Capital Market, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered.

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LEGAL MATTERS

The validity of the securities offered will be passed on for us by our counsel, Graubard Miller, New York, New York. Graubard Miller and its partners beneficially hold 10,000 shares of our common stock and warrants to purchase an additional 107,554 shares of our common stock.

EXPERTS

The consolidated financial statements of PAVmed Inc. and Subsidiary as of and for the years ended December 31, 2016 and 2015, which are incorporated in this prospectus by reference to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2016 have been so incorporated in reliance on the report of Citrin Cooperman & Company, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.pavmed.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the shares offered hereby:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 16, 2017, as amended by Amendment No. 1 to our annual report on Form 10-K/A filed on April 10, 2017;

●	our quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2017 filed with the SEC on May 22, 2017 and for the fiscal quarter ended June 30, 2017 filed with the SEC on August 11, 2017;

●	our current reports on Form 8-K filed with the SEC on February 1, 2017, February 23, 2017, March 13, 2017, March 22, 2017, April 4, 2017, April 11, 2017, July 6, 2017 and August 8, 2017;

●	our proxy statement on Schedule 14A filed with the SEC on August 30, 2017; and

●	our registration statement on Form 8-A filed on January 28, 2016, registering our common stock under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to PAVmed Inc., One Grand Central Place, Suite 4600, New York, New York 10165, telephone number (212) 949-4319. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

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PAVmed Inc.

SHARES

COMMON STOCK

PROSPECTUS

January        , 2018